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EXHIBIT 23
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DELOITTE & TOUCHE LLP                    STAMFORD HARBOR PARK
                                         333 LUDLOW STREET
                                         PO BOX 10098
                                         STAMFORD, CT 06904


CONSENT OF INDEPENDENT AUDITORS

WE CONSENT TO THE INCORPORATION BY REFERENCE, IN THE REGISTRATION STATEMENTS LISTED BELOW, OF OUR REPORT DATED JANUARY 27, 1998, RELATING TO THE CONSOLIDATED FINANCIAL STATEMENTS OF HUDSON CHARTERED BANCORP, INC. (THE "COMPANY") AND SUBSIDIARIES, APPEARING IN THIS ANNUAL REPORT ON FORM 10-K, AS AMENDED BY AMENDMENT NO. 1 ON FORM 10K/A FILED ON APRIL 9, 1998, OF THE COMPANY FOR THE YEAR ENDED DECEMBER 31, 1997.

     FORM S-8 RELATING TO THE COMPANY'S EMPLOYEE STOCK OPTION PLAN (FILE NO. 33-71806)

     POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-3 RELATING TO THE COMPANY'S DIVIDEND INVESTMENT AND STOCK PURCHASE PLAN (FILE NO. 33-48188)

     POST-EFFECTIVE AMENDMENT NO. 1 (ON FORM S-8) TO FORM S-4 RELATING TO SHARES OF THE COMPANY'S COMMON STOCK OFFERED PURSUANT TO THE FISHKILL NATIONAL CORPORATION INCENTIVE STOCK OPTION PLAN (FILE NO. 33-79844)

     POST-EFFECTIVE AMENDMENT NO. 2 (ON FORM S-3) TO FORM S-2 RELATING TO THE OFFERING OF SHARES OF THE COMPANY'S COMMON STOCK BY CERTAIN SELLING STOCKHOLDERS (FILE NO. 33-48660)




DELOITTE & TOUCHE LLP

STAMFORD, CONNECTICUT

APRIL 9, 1998

DELOITTE TOUCHE
TOHMATSU
INTERNATIONAL